UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2006

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 27, 2006, ValueClick, Inc. ("ValueClick" or "the Company") announced its preliminary financial results for the three- and twelve-month periods ended December 31, 2005 and provided updated guidance for the fiscal year ending December 31, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Further, as more fully described below, the Company also announced that it will restate its previously filed financial statements as of and for the year ended December 31, 2004 and its previously filed quarterly financial statements for the first three quarters of 2004. The Company will also restate its previously filed quarterly financial statements for the first three quarters of 2005. These restatements result from the Company’s identification of an error relating to the Company's 2004 provision for income taxes, discovered through additional accounting and disclosure control procedures implemented by the Company throughout 2005.

The correction of this error reduces a deferred tax benefit (and therefore net income and earnings per common share) previously reported by the Company in the fourth quarter of 2004 and also increases the Company’s previously reported effective income tax rate (and therefore reduces net income and earnings per common share) for the first three quarters of 2004. A resulting impact of the correction of this error is the elimination of a deferred income tax benefit (and therefore a reduction in net income and earnings per common share) recognized by the Company in the second quarter of 2005 for a change in tax rates applied to deferred tax assets. The correction of this error also affects the balance sheet amounts of deferred income taxes, goodwill, income taxes payable, retained earnings, and additional paid-in capital previously reported at December 31, 2004 and for the first three quarters of 2004 and 2005. The correction of this error, however, has no impact on previously reported revenue, income from operations, income before income taxes and minority interest, or net cash flows. Further, this restatement has no impact on EBITDA(1) or Adjusted-EBITDA(1) as previously reported by the Company.

The information under this Item 2.02 and the Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

(1) Non-GAAP Financial Measures

Earnings before interest, income taxes, depreciation, and amortization ("EBITDA") included in the attached press release is a non-GAAP financial measure which represents net income excluding the effects of interest, income taxes, depreciation, and amortization. Earnings before interest, income taxes, depreciation, amortization, and stock-based compensation ("Adjusted-EBITDA"), also a non-GAAP financial measure included in the attached press release, represents net income excluding the effects of interest, income taxes, depreciation, amortization, and stock-based compensation. EBITDA and Adjusted-EBITDA, as defined above, may not be similar to EBITDA and Adjusted-EBITDA measures used by other companies and are not measurements under generally accepted accounting principles.

We believe that EBITDA and Adjusted-EBITDA provide useful information to investors about the Company’s performance because they eliminate the effects of period-to-period changes in costs associated with capital investments, interest expense and income from interest on our cash and marketable securities, and, in the case of Adjusted-EBITDA, the costs associated with stock-based compensation, that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA and Adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA and Adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses EBITDA and Adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that EBITDA and Adjusted-EBITDA provide investors with additional tools for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with a reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

The non-GAAP measures included in the press release should be considered in addition to, not as a substitute for, or superior to, other measures of the Company’s results of operations or financial position prepared in accordance with generally accepted accounting principles.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company’s Audit Committee, in consultation with Company management, decided on February 24, 2006 to restate the Company’s previously filed financial statements as of and for the year ended December 31, 2004 and its previously filed quarterly financial statements for the first three quarters of 2004. At the direction of the Audit Committee, the Company will also restate its previously filed quarterly financial statements for the first three quarters of 2005. These restatements result from the identification of an error relating to the Company's 2004 provision for income taxes, discovered through additional accounting and disclosure control procedures implemented by the Company throughout 2005. The Company expects to accomplish these restatements on or about the time of filing the Company’s 2005 Annual Report on Form 10-K.

The correction of this error reduces a deferred tax benefit (and therefore net income and earnings per common share) previously reported by the Company in the fourth quarter of 2004 and also increases the Company’s previously reported effective income tax rate (and therefore reduces net income and earnings per common share) for the first three quarters of 2004. A resulting impact of the correction of this error is the elimination of a deferred income tax benefit (and therefore a reduction in net income and earnings per common share) recognized by the Company in the second quarter of 2005 for a change in tax rates applied to deferred tax assets. The correction of this error also affects the balance sheet amounts of deferred income taxes, goodwill, income taxes payable, retained earnings, and additional paid-in capital previously reported at December 31, 2004 and for the first three quarters of 2004 and 2005. The correction of this error, however, has no impact on previously reported revenue, income from operations, income before income taxes and minority interest, or net cash flows. Further, this restatement has no impact on EBITDA(1) or Adjusted-EBITDA(1) as previously reported by the Company.

As a result of the error and pending restatement, the financial statements and related report of independent registered public accounting firm contained in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2004 and the financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005, and September 30, 2005 should no longer be relied upon.

DESCRIPTION OF RESTATEMENT:

The Company’s deferred income tax assets, including those arising from carryover benefits of net operating losses of acquired subsidiaries ("acquired NOLs"), were fully reserved by a valuation allowance through the third quarter of 2004. The valuation allowance was initially established because of uncertainties that such deferred tax assets would be realized. In the fourth quarter of 2004, based on factors including, but not limited to: the Company's history of achieving operating objectives; the achievement of pre-tax income beginning in the first quarter of 2003 and each subsequent quarter; established customer relationships; and projections of future pre-tax income, the Company determined that it was more likely than not that the Company would be able to realize a substantial portion of its deferred tax assets, and the valuation allowance related to the majority of the Company’s deferred tax assets, including those arising from acquired NOLs, was reversed.

The Company took steps in 2005 to improve its internal controls related to accounting for income taxes, including re-evaluating its income tax calculation methodologies and adjusting the calculation of its deferred tax balances. In the second quarter of 2005, the Company filled a newly-created Director of Taxation position to enhance the Company’s internal income tax expertise and, in the third quarter of 2005, hired a Tax Manager to report to the Director of Taxation. The Company also engaged an accounting firm (not affiliated with its former or current independent registered public accounting firms) to provide an additional review function with respect to the calculation of the Company’s provision for income taxes. Further, during the fourth quarter of 2005, the Company commenced certain detailed studies of certain aspects of its accounting for income taxes, including its ability to utilize its acquired NOLs as described herein.

The ability to utilize acquired NOLs is subject to complex calculations involving interpretations of the Internal Revenue Code ("tax code"), some of which could result in limitations on the Company's ability to use the acquired NOLs before their expiration, irrespective of the Company's future profitability. As a result of the detailed tax studies noted above, the Company determined there is uncertainty as to whether its tax treatment of certain acquired NOLs would be upheld under examination by the relevant tax authorities and that it is necessary, under accounting principles generally accepted in the United States ("GAAP"), to reduce the deferred tax assets related to these acquired NOLs and restate the Company’s previously filed financial statements accordingly. The Company believes that it may be able to establish that it is entitled, under the tax code and interpretations thereof, to the benefit of the acquired NOLs for amounts in excess of the amounts recognized in the Company's financial statements. However, there can be no assurance that any such benefit will actually materialize.

The above-described requirements of the tax code and GAAP and the facts relevant to the Company existed at the time of the preparation of the 2004 financial statements, and should have been fully addressed by the Company at that time. Accordingly, this matter is considered by the Company to be the correction of an error that requires restatement of the impacted financial statements as described above. The Company's Audit Committee discussed the need to restate the Company’s previously filed financial statements as of and for the year ended December 31, 2004, and the Company’s previously filed quarterly financial statements for the second and third quarters of 2004 and the first quarter of 2005, with the Company's former independent registered public accounting firm, Deloitte & Touche LLP. The Company's Audit Committee also discussed the need to restate the Company’s previously filed quarterly financial statements for the first quarter of 2004 and the second and third quarters of 2005 with the Company's current independent registered public accounting firm, PricewaterhouseCoopers LLP.

IMPACT OF RESTATEMENT ON PREVIOUSLY REPORTED AMOUNTS:

The Company is completing its analysis of the impact that the correction of this error will have on the previously reported financial statements for the year ended December 31, 2004 and the first three quarters of 2004 and 2005. The Company has determined, however, that the correction of this error will have no impact on previously reported revenue, income from operations, income before income taxes and minority interest, or net cash flows.

The accompanying tables included in Exhibit 99.2 reconcile (i) the Company’s results of operations for the year ended December 31, 2004 and (ii) the Company’s financial position as of December 31, 2004, both previously reported in the Company's 2004 Annual Report on Form 10-K, to the estimated amounts the Company anticipates will be reflected in the restated annual financial statements. These amounts are preliminary and are subject to change based upon the Company’s further analysis and the results of its independent registered public accounting firm’s audit procedures.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated February 27, 2006.
99.2 Anticipated estimated restated financial information as of and for the year ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

February 27, 2006	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 27, 2006.
99.2	Anticipated estimated restated financial information as of and for the year ended December 31, 2004